UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2006

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

(212) 258-6000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

On March 24, 2006, the Compensation Committee of the Board of Directors of Viacom Inc. designated the executive officers who will participate in the Viacom Inc. Senior Executive Short-Term Incentive Plan (the "Senior Executive STIP") for the 2006 calendar year and established performance criteria for the participants. The performance criteria relate to the achievement over a one-year performance period ending December 31, 2006 of a specified level of operating income before depreciation and amortization, as set forth in the Senior Executive STIP. The Committee also determined that the same performance criteria would be used with respect to the vesting of performance-based restricted share units and performance-based restricted share units with time vesting to be issued in 2006 under the Viacom Inc. 2006 Long-Term Management Incentive Plan (the “2006 LTMIP”). A copy of the Senior Executive STIP was filed as Exhibit 10.10 to Viacom's Form 10-K for the fiscal year ended December 31, 2005, and a copy of the 2006 LTMIP was filed as Exhibit 10.12 to the Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
Name:	Michael D. Fricklas
Title:	Executive Vice President, General
Counsel and Secretary

Date: March 30, 2006